Exhibit 10.2

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this "Second Amendment") is dated as of June 10, 2014 and entered into by and between DWF Ill Gateway, LLC, a Delaware limited liability company ("Landlord"), and Puma Biotechnology, Inc., a Delaware corporation ("Tenant"), with reference to the following facts.

A.       Landlord and Tenant are parties to that certain Office Lease dated as of May 16, 2012 (the "Original Lease"), pursuant to which Tenant leases certain office premises consisting of approximately 9,560 rentable square feet known as Suite 275 (the "Original Premises") located within that certain office building known as "701 Gateway", with an address of 701 Gateway Boulevard, South San Francisco, California (the "Building").

B.       Landlord and Tenant entered in that First Amendment to Lease dated as of May 19, 2014 (the "First Amendment") for Tenant to expand the Original Premises by leasing additional space within the Building containing approximately 7,152 rentable square feet known as Suite 250 and referred to as the "Expansion Premises" in the First Amendment. The First Amendment also provided Tenant with the right to lease Temporary Space (as defined the First Amendment) in suite 100 of the Building.

C.       The Temporary Space described in the First Amendment will not be available since the existing tenant in the Temporary Space has recently elected not to terminate the term of its lease early.

D.       Landlord and Tenant desire to have Tenant lease alternative temporary space in the Building in lieu of the Temporary Space described in the First Amendment and make certain other changes to the First Amendment as hereinafter provided.

NOW THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       Recitals and Definitions. Landlord and Tenant acknowledge and agree the above recitals are true and connect and are hereby incorporated herein as though set forth in full. The Original Lease, as amended by the First Amendment, shall be referred to as the "Existing Lease" in this Second Amendment, and all references to "the Lease" or "this Lease" in the Existing Lease or in this Second Amendment shall be deemed to refer to the Existing Lease, as amended by this Second Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing Lease except as provided in this Second Amendment.

2.       Different Temporary Space. Section 10 and Sections 10(a) through 10 (e) of the First Amendment and Exhibit E to the First Amendment are deleted and of no force or effect. The parties have agreed that Tenant shall lease and occupy on a temporary basis approximately 9,573 square feet of Rentable Area in Suite 101 of the Building, as generally outlined in Exhibit A attached hereto (the "Temporary Space"). Accordingly, Landlord leases to Tenant and Tenant leases from Landlord the Temporary Space for a term commencing on the date that Landlord delivers possession of the Temporary Space (the "Temporary Space Commencement Date") and expiring on the date which is five (5) business days following the Expansion Date (as defined in the First Amendment) (the "Temporary Space Term").

(a)       Delivery Date and Delay in Delivery Remedy. Landlord shall deliver the Temporary Space to Tenant on or before September 5, 2014. If Landlord fails to deliver the Temporary Space to Tenant on or before September 5, 2014, then Tenant, as its sole and exclusive remedy, shall be entitled to an abatement in Minimum Monthly Rent for the Expansion Space equal to one day of Minimum Monthly Rent for the Expansion Space for each day after September 5, 2014 until the earlier of (ii) the date the Temporary Space is delivered to Tenant, or (ii) the date the Expansion Space is delivered to Tenant or Tenant takes occupancy of the Expansion Space. However, Tenant shall continue to pay Minimum Monthly Rent for the Original Premises. The lease of the Temporary Space shall be subject to all other terms and provisions of the Lease, as amended by this Second Amendment. During the Temporary Space Term and as applicable to the lease of the Temporary Space, all references in the Lease to the Leased Premises shall include the Temporary Space. Any reference to the Temporary Space in the First Amendment, except for Section 10 and Sections 10(a) through10(e) of the First Amendment and Exhibit E of the First Amendment which have been deleted as provided above, shall mean the Temporary Space provided in this Second Amendment.

(b)       Rent and Utility Costs for Temporary Space. During the Temporary Space Term, Tenant shall not have to pay Minimum Monthly Rent for the Temporary Space or pay Operating Costs, Taxes or standard building services for the Temporary Space. However, Tenant shall pay for costs for usage of the HVAC outside of the Climate Control Hours (as defined in Section 11.1 of the Original Lease) and for any Excess Utility Costs (as defined in Section 11.11 of the Original Lease) respecting the Temporary Space. Tenant shall make such payment to Landlord within fifteen (15) days after request by Landlord each month. Tenant shall be responsible for arranging and paying for all of its telephone and telecommunication services for the Temporary Space, subject to Tenant's right to utilize a portion of Landlord’s Allowance for such cabling costs as provided in Exhibit B to the First Amendment.

(c)       Condition of Temporary Space. Tenant shall accept possession of the Temporary Space in its current "AS IS" condition, without the construction or installation by Landlord of any improvements, furnishings or equipment of any kind, without any allowances, and without any representation or warranty, expressed or implied, by Landlord or any of its agents concerning the condition or suitability of the Temporary Space. Any work and allowance including, without limitation, Landlord's Allowance, to be performed or provided by Landlord in connection with the Original Premises and/or the Expansion Premises will not be applicable for the lease of the Temporary Space (subject to Tenant's right to utilize a portion of Landlord's Allowance for cabling costs as provided in Exhibit B to the First Amendment). The Temporary Space has not undergone an inspection by a Certified Access Specialist (CASp).

(d)       Temporary Space Furniture. Landlord has in storage at the Building approximately 12 chairs and cubicle workstation parts for 4 potential workstations (the " Furniture in Storage”. Tenant shall be entitled to use the Furniture in Storage. Prior to the Temporary Space Commencement Date, Tenant shall notify Landlord of the Furniture in Storage that Tenant elects to use. If Tenant does not provide such written notice by such date, then it shall be deemed an election not to use the Furniture in Storage and Landlord may hold, sell or otherwise dispose or use the Furniture in Storage at its election without have to hold it for use by Tenant. Tenant shall be responsible at its expense to pay for the costs to move the Furniture in Storage and assemble the cubicle workstations in the Temporary Space, but Tenant shall not be required to move the cubicles and chairs back into storage at the expiration of the Temporary Space Term. The foregoing description of Furniture in Storage is just estimation. Landlord shall not be obligated or required to pay for any furniture if the Furniture in Storage is less than what is described above. Landlord shall not be required to replace any missing Furniture in Space and the reference to the Furniture in Storage shall mean the chairs and cubicle workstation parts of Landlord actually located in the storage space at the Building. Landlord makes no representation or warranty whatsoever with respect to the condition of the Furniture in Storage or its suitability for Tenant's use, and any such use to be on an "as-is" basis. Tenant shall be responsible for any damage to the Furniture in Storage caused by Tenant or any of its employees, agents or contractors. Such furniture shall remain the property of Landlord.

(e)       No Alterations. Tenant shall not construct any improvements or alterations in the Temporary Space, except for the installation of telephone and electrical lines and other minor work, all of which shall be subject to the prior written consent of Landlord and otherwise in compliance with the requirements of the Lease for the construction of alterations. The cost to construct any improvements or alterations by Tenant in the Temporary Space shall be paid by Tenant.

(f)       Surrender of Temporary Space. Tenant shall vacate and surrender possession of the Temporary Space by the end of the Temporary Space Term, with time being of the essence, in broom clean condition, with all repairs and maintenance that would be required for surrender of the Leased Premises completed and with all of Tenant's furniture, trade fixtures, equipment and other personal property removed; provided, however, that the Furniture in Storage shall remain in the Temporary Space. Tenant acknowledges that Landlord is marketing the Temporary Space for lease by others. In reliance upon Tenant's agreement to vacate and surrender possession of the Temporary Space on time, Landlord may enter into other commitments affecting the Temporary Space and may incur significant expenses in connection therewith, including, without limitation, brokerage commissions and fees, legal or other professional fees, the costs of space planning and the costs of construction of improvements. Tenant acknowledges that all of said expenses, in addition to all other expenses incurred and actual and consequential damages suffered by Landlord, shall be included in measuring Landlord's damages should Tenant fail to vacate and surrender possession on time.

(g)       Temporary Space Holdover.   If Tenant does not vacate and surrender possession of the Temporary Space by the end of the Temporary Space Term, such hold over shall be governed by the terms of Section 33.2 of the Original Lease, as the same relates to the Temporary Space; provided nothing in this Lease shall be deemed to grant Tenant any right to hold over in the Temporary Space beyond the end of the Temporary Space Term. ·

10.       General Provisions.

(a)       Ratification. Except as expressly amended hereby, the Existing Lease shall remain unmodified and in full force and effect. As modified hereby, the Existing Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Second Amendment and the Existing Lease, the terms of this Second Amendment shall prevail.

(b)       Entire Agreement. The Existing Lease as amended by this Second Amendment constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and all prior agreements, representations, and understandings between the parties with respect to the subject matter hereof, whether oral or written, are or should be deemed to be null and void, all of the foregoing having been merged into this Second Amendment. The parties acknowledge that each party and/or its counsel have reviewed and revised this Second Amendment, and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Second Amendment.

(c)       Successors Bound. Subject to any and all restrictions on assignments or subleasing set forth in the Existing Lease, this Second Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns with respect to the Lease.

(d)       Authorization to Execute. Tenant represents and warrants that the individual executing this Second Amendment on its behalf is duly authorized to execute and deliver this Second Amendment in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Second Amendment is binding upon said organization in accordance with its terms.

(e)       Applicable Law. This Second Amendment shall be governed by and construed under the laws of the State of California, without giving effect to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

(f)       Amendments. This Second Amendment may be amended or modified only by an instrument in writing signed by each of the parties.

(g)       Counterparts. This Second Amendment may be executed in counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this Second Amendment. Executed counterparts of this Second Amendment exchanged by facsimile transmission or other electronic means shall be fully enforceable.

(h)       Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its beha1f in connection with this Second Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Cassidy/Turley and LA Realty Partners. Landlord and Tenant shall each indemnity, defend and hold the other party harmless from and against any and all claims by any other real estate broker or salesman whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Second Amendment.

(i)       Effectiveness. The parties agree that the submission of a draft or copy of this Second Amendment for review or signature by a party is not intended, nor shall it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant shall not constitute a reservation of or option or offer in favor of Tenant. The parties shall be legally bound with respect to the subject matter hereof pursuant to the terms of this Second Amendment only if, as and when all the parties have executed and delivered this Second Amendment to each other. Prior to the complete execution and delivery of this Second Amendment by all parties, each party shall be free to negotiate the form and terms of this Second Amendment in a manner acceptable to each party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party prior to the execution and delivery of this Second Amendment by the other party shall be of no force and effect and shall in no way prejudice the party so executing this Second Amendment or the party that has not executed this Second Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to be effective as of the date first above written.

LANDLORD:	TENANT:
DWF III GATEWAY, LLC, a Delaware limited liability company	PUMA BIOTECHNOLOGY, INC., a Delaware corporation

By: Divco West Real Estate Services, Inc., a Delaware limited liability company Its Agent
By: /s/ James Teng	By: /s/ Charles R Eyler
Name: James Teng	Name: Charles R Eyler
Its: Managing Director	Its: Sr. Vice President, Finance

Exhibit A

Outline of the Temporary Space

Exhibit A is intended only to show the general layout of the Temporary Space. The depiction of interior windows and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord's rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Temporary Space.